TERMINATION AGREEMENT

THIS AGREEMENT dated for reference the 21st day of September, 2005.

BETWEEN:

INTEGRATED BRAND SOLUTIONS INC., of 705 – 1080 Howe Street, Vancouver, British Columbia, V6Z 2T1;

(the “Company”)

AND:

ABS CAPITAL FINANCE INC., of 306 Victoria House, Victoria, Mahe, Seychelles;

(“ABS”)

WHEREAS:

A.                     The Company and ABS entered into a letter agreement dated July 17, 2005 (the “Letter Agreement”), whereby the Company agreed to acquire all of the rights, title and interest in and to ABS’ “Seraph Forensic Data Logger” software (collectively, the “Assets”); and

B.	The Company and ABS wish to terminate the Letter Agreement.

THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1.                      Termination of Letter Agreement. The Letter Agreement is hereby terminated effective as of the date hereof.

2.                      Further Assurances. The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

3.                      Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties and their respective administrators, successors and assigns, as applicable.

4.                      Headings and Division. The headings in this Agreement and the division of this agreement into sections are for convenience of reference only and will not affect the interpretation of this Agreement.

5.                      Governing Law. This Agreement and the application or interpretation hereof will be governed exclusively by its terms and by the laws of the Province of British Columbia.

6.                      Counterparts. This Agreement may be executed in one or more counterparts all of which together will constitute one and the same instrument.

/s/ LM

7.                      Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INTEGRATED BRAND SOLUTIONS INC.

Per:	/s/ Steve Bajic
Authorized Signatory

ABS CAPITAL FINANCE INC.

Per:	/s/ Laura Mouck
for Equity Management Inc.
Authorized Signatory